UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 23, 2001









               HYDRO ENVIRONMENTAL RESOURCES, INC.
     (Exact name of registrant as specified in its charter)







Nevada                 000-27825                  73-1552304
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

5725 S. Valley View, Las Vegas, NV  89118
(Address of principal executive offices)

Registrant's telephone number, including area code (702) 597-9070


ITEM 5    OTHER EVENTS

On February 23, 2001, the Company signed a $1,500,000 contract with Orini Lumber Processors, Ltd. to build the first functioning alternative power plant in New Zealand based on the Company's ECHFR Technology. This prototype-stage utilizes renewable resources, such as water, seawater, contaminated water, or sewage to supply clean burning hydrogen gas at low pressure for steam boilers, drying kilns, and residual electricity. To operate Orini's lumber processing business, the power plan will generate 10 megawatts of electricity from steam and/or hot water. Under the terms of the contract, once Orini is satisfied that the ECHFR system is economical, financially viable and has no hazardous or injurious side effects to the ecology or to the environment, Orini will pay a deposit of 25% of the purchase price and the balance upon the successful installation and operation of the system.

On   February  20,  2001,  the  Company  changed  its   corporate
headquarters  to  5725 S. Valley View, Suite  3,  Las  Vegas,  NV
89118, (702) 597-9070.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                           Hydro Environmental Resources, Inc.

                           By: /s /Jack Wynn
                               Jack Wynn, President
                           Date March 13, 2001